EXHIBIT 99.1

Jushi Holdings Inc. Reports First Quarter 2024 Financial Results

Expanded Gross Profit Margin to 49.4% Following Strong Execution of Operational Improvement Plan

Net Loss of $18.4 Million, Compared to $12.4 Million in Q1 2023

Grew Adjusted EBITDA and Adjusted EBITDA Margin to $13.3 Million and 20.4% Respectively

Accelerated Product and Brand Development with the Launch of 443 New Unique SKUs in Q1 2024

BOCA RATON, Fla., May 09, 2024 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, is pleased to announce its financial results for the first quarter ended March 31, 2024 (“Q1 2024”). All financial information is unaudited and provided in U.S. dollars unless otherwise indicated and is prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

First Quarter 2024 Financial Highlights1

  Total revenue of $65.5 million

  Gross profit and gross profit margin of $32.3 million and 49.4%, respectively

  Net loss of $18.4 million

  Adjusted EBITDA1 of $13.3 million, an improvement of $5.7 million year-over-year

  Adjusted EBITDA1 margin of 20.4%

  Cash, cash equivalents, and restricted cash of $30.6 million as of quarter end

  Net cash flows provided by operations of $6.5 million

1 See “Use of Non-GAAP Financial Information” and “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” below.

First Quarter 2024 Company Highlights

  Introduced 443 new unique SKUs across the Company’s five vertical markets, an increase of more than 153% compared to new unique SKUs launched in the fourth quarter of 2023 (“Q4 2023”).

  Increased Jushi-branded product sales as a percentage of total retail revenue across the Company’s five vertical markets from approximately 49.6% in the first quarter of 2023 ("Q1 2023") to approximately 54.4%.

  Opened 17th Beyond Hello™ dispensary in Pennsylvania in the city of Mount Pocono.

  Continued progress on the Company’s debt reduction plan with a scheduled payment of approximately $2.4 million made on its first lien financing with SunStream Bancorp Inc.

  Refinanced approximately $9.9 million of unsecured debt with $4.8 million principal amount of Second Lien Notes, fully detached warrants to purchase an aggregate of 1,800,000 of the Company’s Subordinate Voting Shares ("SVS"), with an exercise price of $1.00 per SVS, and $2.8 million cash payment.

Post Quarter-End Developments

  Strengthened operational improvement plan roll-out and bolstered senior management team with the appointment of Todd West as Chief Operating Officer. Mr. West brings over 25 years of operations management experience in retail, manufacturing, and wholesale, including five years in cannabis.

  Further reduced debt with the April scheduled payment of approximately $2.4 million made on the Company’s first lien financing with SunStream Bancorp Inc.

  Obtained the release of approximately $3.1 million of restricted cash in connection with the Company's Manassas, Virginia mortgage.

Management Commentary

“Our organization-wide commitment to delivering margin improvement is continuing to have a strong impact on our profitability,” said Jim Cacioppo, Chief Executive Officer, Chairman, and Founder of Jushi. “I am proud to share that our Q1 2024 gross profit margin is up to 49.4%, with Adjusted EBITDA further improving to 20.4% of revenue for the quarter. While our revenue during the quarter was impacted by seasonal factors, including fewer sales days from the shorter month in February, a reduction in consumer spending post-holidays, and weather-related closures, the enhancements we have made at our grower-processors continue to drive bottom-line growth. Furthermore, we continued to reduce our debt and de-lever our balance sheet.”

Mr. Cacioppo continued, “Delivering new and engaging high-margin products remains a cornerstone of our operational improvement plan and our talented team continues to create products that resonate strongly with consumers. In the first quarter alone, we launched an astounding 443 new and unique SKUs throughout our five vertical markets. While we continue to diversify our product offerings, we have steadily expanded our Jushi-branded product sales, reaching approximately 54.4% of total retail revenue across our five vertical markets this past quarter.”

Mr. Cacioppo concluded, “The recent appointment of Todd West as Chief Operating Officer will enable us to further accelerate optimization initiatives across the organization and enhance organization-wide collaboration. This includes reducing green waste and improving yields and potency, as well as ensuring strong alignment of our retail stores and grower-processor operations to drive efficiencies and elevate consumer experiences. Additionally, our positioning in high-growth markets has provided an encouraging start to 2024, and we believe there are several exciting regulatory developments on the horizon.”

Financial Results for the First Quarter Ended March 31, 2024
($ in millions)

	Quarter Ended March 31, 2024	Quarter Ended March 31, 2023	% Change	Quarter Ended March 31, 2024	Quarter Ended December 31, 2023	% Change
Revenue, net	$65.5	$69.9	(6.3)%	$65.5	$67.8	(3.4)%
Gross profit	$32.3	$29.9	8.0%	$32.3	$27.2	18.8%
Operating expenses	$28.2	$32.5	(13.1)%	$28.2	$33.8	(16.4)%
Other income (expense)	$(12.7)	$0.2	NM	$(12.7)	$(6.4)	99.8%
Net loss	$(18.4)	$(12.4)	47.5%	$(18.4)	$(18.0)	(1.9)%
Adjusted EBITDA	$13.3	$7.6	75.6%	$13.3	$11.3	17.7%

Revenue in Q1 2024 decreased 6.3% to $65.5 million as compared to $69.9 million in Q1 2023. The year-over-year decrease in revenue can be attributed to a reduction in Illinois sales, due to the impact of the state of Missouri moving to recreational use, and reduction in Nevada and Pennsylvania sales, due to market price compression and increased competition. The decrease was partially offset by increased sales in Virginia due in part to the opening of one new store in August 2023.

The Company ended the quarter with thirty-five operating dispensaries in seven states, as compared to thirty-four in seven states at the end of Q4 2023. Additionally, Jushi-branded product sales grew to approximately 54.4% of total retail sales in the Company's five vertical markets in Q1 2024.

Wholesale revenue increased 7.0% year-over-year to $8.1 million in Q1 2024 due to continued advancements at our grower-processor facilities, which has enabled us to diversify our product offerings, as well as increase our competitiveness on quality, cost and distribution.

Gross profit in Q1 2024 was $32.3 million, or 49.4% of revenue, compared to $29.9 million, or 42.9% of revenue in Q1 2023. The improvements in gross profit and gross profit margin were driven by operating efficiencies at the Company's grower-processor facilities, in addition to cost optimization initiatives, such as changes to our packaging. The benefit of these improvements was partially offset by declines in retail revenue in Illinois and Pennsylvania driven by increased competition in-state, and with respect to Illinois, from neighboring Missouri.

Operating expenses for Q1 2024 were $28.2 million, compared to $32.5 million in Q1 2023, a reduction of $4.2 million or 13.1% year-over-year. Salaries, wages, and employee-related expenses decreased due to the benefits from both staffing model changes in the retail stores and right-sizing the organization that occurred in 2023. Lower share-based compensation expense attributable to lower values of share-based compensation granted also contributed to the decrease in operating expenses.

Net loss for Q1 2024 was $18.4 million, primarily due to other expense, net of $12.7 million and income tax expense of $9.7 million, which was partially offset by income from operations of $4.1 million. Other expense, net, included interest expense of $9.5 million and fair value loss on derivatives of $5.1 million, which was partially offset by other income, net of $1.9 million.

Adjusted EBITDA1 in Q1 2024 was $13.3 million compared to $7.6 million in Q1 2023, representing an improvement of $5.7 million year-over-year.

1See “Use of Non-GAAP Financial Information” and “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” below.

Balance Sheet and Liquidity
As of March 31, 2024, the Company had approximately $30.6 million of cash, cash equivalents and restricted cash. During the three months ended March 31, 2024, the Company paid approximately $1.1 million in capital expenditures. As of March 31, 2024, the Company had approximately $217.5 million in principal amount of total debt, excluding leases and property, plant, and equipment financing obligations. Excluding the notes payable to Sammartino and the Jushi Europe debt, as the repayments of these two debts are contingent on the resolution of the Sammartino matter and the completion of the liquidation of Jushi Europe, respectively, the Company had $192.8 million in principal amount of debt that is subject to scheduled repayments. As of May 3, 2024, the Company’s issued and outstanding shares were 196,643,264 and its fully diluted shares outstanding were 314,104,840.

Use of Non-GAAP Financial Information
The Company believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” section of this press release.

Conference Call and Webcast Information
The Company will host a conference call and audio webcast for the first quarter ended March 31, 2024 at 4:30 p.m. ET today, Thursday, May 9, 2024.

Event:	First Quarter 2024 Financial Results Conference Call
Date:	Thursday, May 9, 2024
Time:	4:30 p.m. Eastern Time
Live Call:	1-877-407-0792 (U.S. & Canada Toll-Free)
Conference ID:	13745557
Webcast:	Register

For interested individuals unable to join the conference call, a webcast of the call will be available for one month following the conference call and can be accessed via webcast on Jushi’s Investor Relations website.

About Jushi Holdings Inc.
We are a vertically integrated cannabis company led by an industry-leading management team. Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, X, and LinkedIn.

Forward-Looking Information and Statements
This press release may contain “forward-looking statements” and “forward‐looking information” within the meaning of applicable securities laws, including Canadian securities legislation and United States (“U.S.”) securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. All information, other than statements of historical facts, included in this report that address activities, events or developments that Jushi expects or anticipates will or may occur in the future constitutes forward‐looking information. Forward‐looking information is often identified by the words, “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: future business strategy, competitive strengths, goals, expansion and growth of Jushi’s business, operations and plans, including new revenue streams; roll out of new operations; the implementation by Jushi of certain product lines; implementation of certain research and development; the application for additional licenses and the grant of licenses that will be or have been applied for; the expansion or construction of certain facilities; the reduction in the number of our employees; the expansion into additional U.S. markets; any potential future legalization of adult use and/or medical marijuana under U.S. federal law; the expectation of repayment of debt to de-lever our balance sheet; expectations of market size and growth in the U.S. and the states in which Jushi operates; expectations for other economic, business, regulatory and/or competitive factors related to Jushi or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward‐looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of the management of the Company at the time they were provided or made and such information involves known and unknown risks, uncertainties, including our ability to continue as a going concern, and other factors that may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking information. Such factors include, among others: risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to the economy generally; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to pandemics and forces of nature; risks related to contracts with third party service providers; risks related to the enforceability of contracts; the limited operating history of Jushi; Jushi’s history of operating losses and negative operating cash flows; reliance on the expertise and judgment of senior management of Jushi; risks inherent in an agricultural business; risks related to co‐investment with parties with different interests to the Company; risks related to proprietary intellectual property and potential infringement by third parties; risks relating to the management of growth; costs associated with Jushi being a publicly-traded company and a U.S. and Canadian filer; increasing competition in the industry; risks associated with cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; cybersecurity risks; constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcing judgments and effecting service outside of Canada; risks related to completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks related to the continued performance of existing operations in California, Illinois, Massachusetts, Nevada, Ohio, Pennsylvania, and Virginia; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries; risks relating to the expansion and optimization of the cultivation and/or processing facilities in Massachusetts, Nevada, Ohio, Pennsylvania and Virginia; risks related to opening new facilities, which is subject to licensing approval; limited research and data relating to cannabis; risks related to challenges from governmental authorities with respect to the Company's tax credits; and risks related to the Company’s critical accounting policies and estimates. Refer to Part I - Item 1A. Risk Factors in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2024 for more information.

Although Jushi has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward‐looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on the forward‐looking information contained in this press release or other forward-looking statements made by Jushi. Forward‐looking information is provided and made as of the date of this press release and Jushi does not undertake any obligation to revise or update any forward‐looking information or statements other than as required by applicable law.

Unless the context requires otherwise, references in this press release to “Jushi,” “Company,” “we,” “us” and “our” refer to Jushi Holdings Inc. and our subsidiaries.

For further information, please contact:

Investor Relations and Media Contact:
Lisa Forman
Director of Investor Relations
617-767-4419
investors@jushico.com

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (In thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
REVENUE, NET	$65,459	$69,873
COST OF GOODS SOLD	(33,129)	(39,932)
GROSS PROFIT	32,330	29,941

OPERATING EXPENSES	28,211	32,452

INCOME (LOSS) FROM OPERATIONS	4,119	(2,511)

OTHER INCOME (EXPENSE):
Interest expense, net	(9,544)	(8,520)
Fair value gain (loss) on derivatives	(5,100)	8,030
Other, net	1,917	709
Total other income (expense), net	(12,727)	219

LOSS BEFORE INCOME TAX	(8,608)	(2,292)
Income tax expense	(9,747)	(10,148)
NET LOSS AND COMPREHENSIVE LOSS	$(18,355)	$(12,440)

LOSS PER SHARE - BASIC	$(0.09)	$(0.06)
Weighted average shares outstanding - basic	195,131,642	194,050,835
LOSS PER SHARE - DILUTED	$(0.09)	$(0.06)
Weighted average shares outstanding - diluted	195,131,642	194,050,835

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands of U.S. dollars, except share amounts)

	March 31, 2024 (unaudited)	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,286	$26,027
Restricted cash - current	3,128	3,128
Accounts receivable, net	3,186	3,380
Inventory, net	36,665	33,586
Prepaid expenses and other current assets	14,736	15,514
Total current assets	83,001	81,635
NON-CURRENT ASSETS:
Property, plant and equipment, net	154,141	159,268
Right-of-use assets - finance leases	62,098	63,107
Other intangible assets, net	95,224	95,967
Goodwill	30,910	30,910
Other non-current assets	30,324	30,358
Restricted cash - non-current	2,150	2,150
Total non-current assets	374,847	381,760
Total assets	$457,848	$463,395

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$16,913	$15,383
Accrued expenses and other current liabilities	43,150	44,070
Income tax payable	8,010	5,190
Debt, net - current portion (including related party principal amounts of $3,225 and $3,298 as of March 31, 2024 and December 31, 2023, respectively)	79,877	86,514
Finance lease obligations - current	9,121	8,885
Derivative liabilities - current	7,224	2,418
Total current liabilities	164,295	162,460
NON-CURRENT LIABILITIES:
Debt, net - non-current (including related party principal amounts of $19,493 and $19,788 as of March 31, 2024 and December 31, 2023, respectively)	127,180	126,041
Finance lease obligations - non-current	52,283	52,839
Derivative liabilities - non-current	513	220
Unrecognized tax benefits	109,204	100,343
Other liabilities - non-current	27,958	29,111
Total non-current liabilities	317,138	308,554
Total liabilities	481,433	471,014
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
Common stock, no par value: authorized shares - unlimited; issued and outstanding shares - 196,634,931 and 196,631,598 Subordinate Voting Shares as of March 31, 2024 and December 31, 2023, respectively	—	—
Paid-in capital	506,001	503,612
Accumulated deficit	(528,199)	(509,844)
Total Jushi shareholders' deficit	(22,198)	(6,232)
Non-controlling interests	(1,387)	(1,387)
Total deficit	(23,585)	(7,619)
Total liabilities and equity (deficit)	$457,848	$463,395

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands of U.S. dollars)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Net cash flows provided by (used in) operating activities	$6,493	$(3,572)
Net cash flows used in investing activities	(743)	(4,542)
Net cash flows (used in) provided by financing activities	(6,491)	331
Effect of currency translation on cash and cash equivalents	—	61
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(741)	$(7,722)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	$31,305	$27,146
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$30,564	$19,424

JUSHI HOLDINGS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
and CALCULATION OF ADJUSTED EBITDA MARGIN

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

In addition to providing financial measurements based on GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP. We use non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. These non-GAAP financial measures are EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin (each as defined below). We believe that these non-GAAP financial measures reflect our ongoing business by excluding the effects of expenses that are not reflective of our operating business performance and allow for meaningful comparisons and analysis of trends in our business. These non-GAAP financial measures also facilitate comparing financial results across accounting periods and to those of peer companies. As there are no standardized methods of calculating these non-GAAP measures, our methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness. Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not defined under GAAP. We define EBITDA as net income (loss), or “earnings”, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before: (i) non-cash share-based compensation expense; (ii) inventory-related adjustments; (iii) fair value changes in derivatives; (iv) other (income)/expense items; (v) transaction costs; (vi) asset impairment; (vii) gain/loss on debt extinguishment; and (viii) start-up costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. These financial measures are metrics that have been adjusted from the GAAP net income (loss) measure in an effort to provide readers with a normalized metric in making comparisons more meaningful across the cannabis industry, as well as to remove non-recurring, irregular and one-time items that may otherwise distort the GAAP net income measure. Other companies in our industry may calculate this measure differently, limiting their usefulness as comparative measures.

Unaudited Reconciliation of Net Loss to Adjusted EBITDA (In thousands of U.S. Dollars)

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023
NET LOSS	$(18,355)	$(18,004)	$(12,440)
Income tax expense	9,747	5,101	10,148
Interest expense, net	9,544	9,311	8,520
Depreciation and amortization (1)	6,836	6,808	7,335
EBITDA (Non-GAAP)	7,772	3,216	13,563
Non-cash share-based compensation	1,524	2,362	2,311
Inventory-related adjustments (2)	—	34	251
Indefinite-lived asset impairment	—	845	—
Goodwill impairment	—	7,329	—
Tangible long-lived asset impairment	—	400	—
Fair value changes in derivatives	5,100	(7,929)	(8,030)
Other (income) expense, net (3)	(648)	5,081	(511)
Gain on debt extinguishment	(399)	—	—
Transaction costs	—	—	19
Adjusted EBITDA (Non-GAAP)	$13,349	$11,338	$7,603

(1) Includes amounts that are included in cost of goods sold and in operating expenses.

(2) Includes: (i) inventory step-up on business combinations; (ii) inventory recall reserves; and (iii) reserves for discontinued products. The inventory step-up on business combinations relates to the fair value write-up on inventory acquired on the business acquisition date and then sold subsequent to the acquisition date.

(3) Includes: (i) remeasurement of contingent consideration related to acquisitions; (ii) losses (gains) on legal settlements; and (iii) severance costs.

Calculation of Adjusted EBITDA Margin (In thousands of U.S. Dollars, unless otherwise stated)

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023
Total revenue, net	$65,459	$67,770	$69,873
Adjusted EBITDA (Non-GAAP)	$13,349	$11,338	$7,603
Adjusted EBITDA Margin (Non-GAAP)	20.4%	16.7%	10.9%